SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant                         [X]
Filed by a Party other than the Registrant      [ ]
Check the appropriate box:

[ ]     Preliminary Proxy Statement     [ ]     Confidential, for Use of the
                                                Commission Only (as permitted
                                                by Rule 14a-6(e)(2))
[ ]     Definitive Proxy Statement
[X]     Definitive additional materials
[ ]     Soliciting material pursuant to Section 240.14a-11(c) or Section
        240.14a-12

                        UBS PRIVATE INVESTOR FUNDS, INC.
               (Name of Registrant/s as Specified in Its Charter)
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
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        0-11.
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        pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]     Fee paid previously with preliminary materials.

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[ ]     Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identity the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(4)     Date Filed:





                        UBS PRIVATE INVESTOR FUNDS, INC.
                              200 CLARENDON STREET
                          BOSTON, MASSACHUSETTS 02116

TO THE SHAREHOLDERS OF:
        UBS Bond Fund
        UBS High Yield Bond Fund
        UBS Value Equity Fund
        UBS Large Cap Growth Fund
        UBS Small Cap Fund
        UBS International Equity Fund
        (collectively, the "Funds")

Dear Shareholder:

     The attached Proxy Statement from UBS Private Investor Funds, Inc. (the "Corporation") discusses two Proposals that are being submitted to shareholders of each of the Funds and a third Proposal specific to each of UBS High Yield Bond Fund, UBS Large Cap Growth Fund, UBS Small Cap Fund and UBS International Equity Fund. A Shareholder Meeting has been called for October 15, 1998, to consider the Proposals. As a shareholder in one or more of these six Funds, we ask you to review the Proxy Statement and cast your vote on those Proposals which concern your Fund(s). The Corporation's Board of Directors has recommended that shareholders approve the Proposals. Shareholders invested in more than one of the six Funds will find a proxy card enclosed for each such Fund.

     Proposals I and III are to be voted on by all shareholders. Proposal I seeks approval of an investment advisory agreement between each Fund and UBS A.G. (the "Adviser") and Proposal III asks shareholders to elect four Directors/Trustees. Proposal II is to be voted on only by shareholders of the UBS High Yield Bond Fund, the UBS Large Cap Growth Fund, the UBS Small Cap Fund and the UBS International Equity Fund. Proposal II seeks approval of investment sub-advisory agreements between the Adviser and UBS Brinson Inc. and Phillips & Drew International Investment Limited on behalf of the applicable Fund. Each Proposal is discussed in greater detail in the attached Proxy Statement. We encourage you to review the Proxy Statement and cast your vote at your earliest convenience.

     Your vote is important. You do not need to be physically present at the meeting, but you should complete and sign each enclosed voting instruction/ proxy and return it promptly in the enclosed envelope. Every vote counts. We urge you to complete and return your proxy card(s) as soon as possible to avoid adjournment of the Shareholder Meeting. We must receive your proxy card(s) by October 13.

     We look forward to receiving your votes in favor of the Proposals. Thank you for your support of UBS Private Investor Funds, Inc.

Sincerely,

/s/ Paul J. Jasinski
Paul J. Jasinski
President
UBS Private Investor Funds, Inc.